Exhibit 10.13

THIS AGREEMENT is dated as of the 23rd July 2001.

BETWEEN

(1) NEWSQUEST MEDIA GROUP LTD a company having its registered office at Newspaper House, 34-44 London Road, Morden, Surrey SM4 5BR (the “Company”); and

(2) PAUL DAVIDSON (the “Executive”).

WHEREAS

The Executive is a director and is employed by the Company and it is desired to regulate the terms of the Executive’s employment with the Company.

NOW IT IS HEREBY AGREED

1. JOB TITLE

The Company agrees to employ the Executive and the Executive agrees to act as Chief Executive of the Company or in such other appointment as may from time to time be agreed (the “Appointment”) and the Executive agrees to serve the Company upon the terms set out in this Agreement.

The Executive will report to the President of Gannett Co., Inc.

2. PERIOD

(a) The Appointment shall commence on the date hereof and (subject to the provisions for termination of this Agreement) shall continue until terminated by either party giving to the other not less than 12 months previous notice in writing to that effect.

(b) Notwithstanding the provisions of Sub-Clause 2(a) the Appointment will terminate automatically when the Executive reaches the age of sixty five.

(c) The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying to the Executive salary and an amount equal to the value of the other benefits available to the Executive hereunder in lieu of notice.

3. DUTIES OF EXECUTIVE

During the continuance of the Appointment:

(a) The Executive shall devote the whole of his time, attention and skill to the duties of his office and shall faithfully, efficiently, competently and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him and shall obey all reasonable and lawful directions given to him by or under the authority of the

Board and use all reasonable endeavours to promote and extend the Company’s business and to protect and further the interest and reputation of the Company;

(b) the Company reserves the right to assign to the Executive duties of a different nature to those which are consistent with the job title set out in Clause 1 provided such duties are of an equivalent or higher status to those consistent with the job title set out in Clause 1;

(c) the Executive may be required in pursuance of his duties hereunder to perform services not only for the Company but also for any associated company for so long as the Company requires and (without further remuneration) to accept such offices in any associated company as the Company may from time to time reasonably require and the Executive shall carry out such duties as if they were duties to be performed by him on behalf of the Company and the obligations contained herein shall apply mutatis mutandis as if all references to “the Company” are references to the relevant associated company;

(d) the Executive hereby agrees that the Company shall be entitled from time to time without any further consent to second him to the employment of any associated company but without prejudice to his rights hereunder and the Executive shall carry out such duties as if they were duties to be performed by him on behalf of the Company and the obligations contained herein shall apply mutatis mutandis as if all references to “the Company” are references to the relevant associated company;

(e) the Executive hereby warrants to the Company that he shall not, as a consequence of carrying out his duties hereunder, or entering into this Agreement or other agreements or arrangements made or to be made between the Company or any associated company and him commit any breach of any terms express or implied (whether concerning confidentiality, non-competition or otherwise) of any contract with or of any other obligation to any third party binding upon him;

(f) the Executive shall not during the term of this Agreement (except with the prior consent in writing of the Board) be directly or indirectly engaged or concerned in the conduct of any other business which is wholly or partly in competition with any business carried on by the Company or any associated company whether by himself or in partnership with or as agent, employee or representative of any third party nor shall he be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than one per cent of the issued securities of any class of any one company;

(g) the Executive shall, if called upon to do so and without any further remuneration other than is herein mentioned, perform his duties hereunder at premises in any part of the United Kingdom as may be agreed between the Executive and the Company. If in accordance with this sub-clause the Executive is required to change his residence the Company will reimburse the Executive such removal and other expense incidental to such change of residence as the Company may consider fair and reasonable in the circumstances together with the disturbance allowance in accordance with the Company’s policy;

(h) the Executive shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company or any associated company and provide such further information, written records and/or explanation as the Board may reasonably require; and

(i) the Executive may be required in pursuance of his duties hereunder to travel and stay on a temporary basis outside the United Kingdom, but shall not, without his consent, be required to reside outside the United Kingdom.

4. FURTHER OBLIGATIONS OF THE EXECUTIVE

(a) The Executive shall during the continuance of his employment and for the period of 6 months after its termination comply (and shall procure that his spouse or partner and his minor children shall comply) with all applicable rules of law, New York Stock Exchange regulations in respect of the stock of Gannett Co., Inc., and codes of conduct of the Company and any associated company for the time being in force in relation to dealings in shares, debentures or other securities of the Company or any associated company or any unpublished price sensitive information affecting the securities of any other company (provided that the Executive shall be entitled to exercise any options granted to him under any share option scheme established by the Company or any associated company subject to the rules of any such scheme).

(b) The Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchanges on which such dealings take place.

(c) During the continuance of his employment the Executive:

(i) shall not directly or indirectly procure accept or obtain for his own benefit (or for the benefit of any other person) any payment, rebate, discount, commission, vouchers, gift entertainment, or other benefit (“Gratuities”) from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) or by or on behalf of the Company or any associated company; and

(ii) shall observe the terms of any policy issued by the Company in relation to Gratuities; and

(iii) shall immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instruction).

5. SALARY AND OTHER BENEFITS

During the continuance of the Appointment:

(a) The Company shall pay to the Executive a salary at the rate of TWO HUNDRED AND FIFTEEN THOUSAND POUNDS (GBP 215,000) per annum or such rate as may from time to time be agreed by the Company, such salary to be subject to review in January each year beginning January 2003 (any adjustment not to be downwards) and shall be inclusive of any other remuneration from the Company or any associated company including, without prejudice to the above generality, any fees receivable by the Executive as a Director of the

Company or any associated company. The said salary (less tax and statutory deductions) shall be payable to the Executive by equal monthly payments two weeks in arrears on the fifteenth day of each month and shall be deemed to accrue on a daily basis;

(b) The Executive shall during the continuance of his employment, be entitled to be paid bonuses on achievement of or exceeding performance levels set annually by the Remuneration Committee;

(c) The Company shall refund to the Executive, subject where appropriate to the production of vouchers, all reasonable out-of-pocket expenses properly incurred by him in the performance of his duties including expenses of entertainment, subsistence and travelling and where the Company issues a company sponsored credit or charge card the Executive shall use such card only for those expenses reimbursable in terms of this Sub-Clause 5(c) and the Company reserves the right in its absolute discretion to withdraw the use of such card(s) from the Executive at any time without assigning any reason therefore;

(d) The Executive shall conform to such hours of work as may from time to time reasonably be required of him in the performance of his duties hereunder for the Company or any associated company and shall not be entitled to receive any additional remuneration for work outside the normal hours;

(e) The Executive shall be entitled without loss of remuneration to 25 working days holiday in each holiday year of the Company which is the calendar year (in addition to Bank and other public holidays) to be taken at such time or times as the Company may approve. The Executive shall not be entitled to carry forward any annual holiday entitlement foregone by him for any reason during the holiday year in which it accrued. Neither Saturday nor Sunday shall be regarded as a working day. Upon the termination of his employment the Executive’s entitlement to accrued holiday pay shall be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount shall be paid to the Executive provided that if the Executive shall have taken more days’ holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive’s final salary payment;

(f) Without prejudice to the Company’s rights under clause 9 below during any period of absence from work due to sickness or accident the Executive shall (after giving the Company when required evidence satisfactory to it of incapacity and continuing incapacity to work) be paid as follows:

Period of Service Duration of Benefit

Under 1 year 15 weeks in any period of 12 months
1 year but under 5 years 30 weeks in any period of 12 months
5 years and over 52 weeks in any period of 18 months

In each case there shall be deducted from the Executive’s remuneration any statutory sick pay or sick pay or social security benefits under which he is entitled to claim in consequence of such sickness or accident under the National Insurance scheme for the time being in force (whether such income benefit is received or not) and/or any scheme for the time being in force of which by virtue of his employment with the Company he is a non-contributory member provided that after the period of twelve months the payment of salary shall be at the discretion of the Company.

(g) subject to the rules for the time being applicable thereto the Executive shall be entitled to continued membership of the Enhanced Section of the Newsquest Pension Scheme (the “Scheme”). Whilst the Executive continues in membership changes in the rules of the Scheme will be notified in writing to the Executive within one month and copies of the rules of the Scheme for the time being in force will be made available to him for inspection on application to the Secretary of the Company. The Company has special arrangements for employees who are affected by the earnings cap (introduced by the Finance Act 1989) and details of the arrangements which apply to the Executive are contained in a separate letter from the Company to the Executive;

(h) the Company shall provide the Executive, his spouse and his unmarried children (if any) under the age of 21 (or under the age of 25 if they are continuing in full time education) with membership of a private health scheme without excess, or at the discretion of the Board at an alternative private health scheme providing similar benefits;

(i) the Company will maintain Director’s and Officer’s Liability Insurance for the Executive during the course of his employment at a level at which such insurance is normally maintained for businesses of the size of the Company such insurance will cover the Executive’s reasonable legal costs incurred by him in defending any action brought against the Executive arising out of the performance of his duties under this Agreement; and

(j) If the Executive’s employment under this Agreement is terminated by reason of redundancy (as defined by section 139 of the Employment Rights Act 1996) the Executive will be entitled to receive a redundancy payment equal to one month’s basic salary (as referred to in Clause 5(a) above) for every year that he has been employed by the Company or in any employment in respect of which his employment with the Company is continuous, up to a maximum of 12 months salary (as aforesaid) such payment to be in addition to any other entitlement of the Executive arising out of the termination of his employment under this Agreement.

6. MOTOR CAR

For the purpose of enabling the Executive properly to perform his duties hereunder the Company shall provide him with the use of a motor car of a make, model and specification compatible with his status in the Company in accordance with the Company’s car policy from time to time and shall defray the insurance costs and all running costs. The Executive will pay all petrol costs and be refunded on an agreed scale for all business mileage. The Executive shall, except at such times as the vehicle is by arrangement with the Company, out with the Executive’s custody and control, be responsible for ensuring that such vehicle is at all times in the state and condition required by law and that (where applicable) a test certificate in relation thereto is in force and for ensuring that he holds a valid United Kingdom drivers licence at all times which shall be produced to the Company on demand. The Executive will be required at all times to conform with the Company’s regulations regarding the provision of motor vehicles and in particular shall procure that the insurance cover relating to the vehicle provided is not prejudiced or avoided.

7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

(a) The Executive shall not directly or indirectly divulge or communicate to any person (other than those within the employment of the Company whose province it is to know the same or with the prior written authority of the Company or as otherwise required by law) nor shall he make use of (otherwise than for the purposes of performing his duties hereunder) any of the trade secrets, designs, techniques, design improvements, know-how, business information, methods, lists or other confidential information of the Company or of any associated company or of their respective customers which he may (whether heretofore or hereafter) have received or obtained while in the service of the Company or any associated company is bound by an obligation of confidentiality to a third party (“Confidential Information”). This restriction shall continue to apply after the termination of the Appointment.

(b) The Executive shall use his best endeavours to prevent the publication or disclosure of any Confidential Information whether relating to trade dealings, financial affairs or otherwise.

(c) The restrictions contained in this Clause 7 shall cease to apply to any Confidential Information which may (otherwise than by reason of the default of the Executive) become available to the public generally.

(d) The Executive shall not during the continuation of the Appointment make (otherwise than for the benefit of the Company or any associated company) any notes, memoranda, tape recordings, films, photographs, plans, drawings or any form of record relating to any matter within the scope of the business of the Company or any associated company or concerning any of the dealings or affairs of the Company or any associated company (“the Company Records”).

(e) The provisions of this Clause 7 shall apply mutatis mutandis to any secret information or Confidential Information the Executive may have received or obtained while in the employment of any associated company or of any company to which the Executive has been seconded in terms of Sub-Clause 3(c) hereof as if all references to “the Company” are references to the relevant associated company or company to which the Executive is seconded.

8. INVENTIONS

In view of the fact that the business of the Company and of its associated companies consists in part of the development and exploitation of inventions, techniques and methods and that it is the Executive’s responsibility to further the interests of the Company and its associated companies in respect thereof he agrees that each and every discovers, invention, improvement, design and secret process made or discovered by him (whether alone or with any other person or persons) at any time whether before or after the date hereof but after he became an employee of the Company whether capable of being patented or registered or not (and whether or not made or discovered in the course of his employment hereunder) in connection with or in any way affecting or relating to the business of the Company or of any associated company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such associated company as the Company may nominate for the purpose. If and whenever required so to do (whether during or after the termination of the Appointment) the Executive shall at the expense of the Company apply or join in or appoint the Company as his agent with full powers for the purposes of applying for letters patent or other equivalent protection in the United Kingdom or any other part of the world for any such discovery, invention, improvement, design and secret process as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other equivalent protection when obtained and all right, title and interest to and in the same in the Company (or its nominees) absolutely and as sole beneficial owner or in such other person as the Company may require; provided always that nothing herein shall prejudice the rights of the Executive as contained in Sections 40 to 43 of the Patents Act 1977 as amended by the Copyright, Designs and Patents Act 1988. The Company hereby undertakes to indemnify the Executive for all liabilities arising out of the unauthorised use of the power of attorney granted pursuant to this clause.

9. TERMINATION

(a) Without in any way limiting any rights of the Company this Agreement shall be subject to termination by the Company forthwith without notice or payment in lieu of notice:

(i) if the Executive shall have committed any serious or material breach (whether by one or several acts or omissions) of his obligations hereunder; or

(ii) if the Executive shall have repeated or continued any breach of his obligations hereunder after he has at any time received written warning from the Company in respect of such breach; or

(iii) if the Executive shall have been found guilty of any criminal offence (other than under the Road Traffic Acts from time to time in force which does not involve a custodial sentence and other than in relation to any criminal offence committed by the Executive as a consequence of the publication of any matter in a newspaper, magazine or periodical published by the Company or any associated company which has not knowingly been cleared by the Executive and in circumstances where no personal blame is attributed to the Executive); or

(iv) shall have become insolvent or shall have compounded with or granted a trust deed for his creditors (or their respective equivalents in any jurisdiction); or

(v) if the Executive is guilty of conduct which brings the Company or any associated company into disrepute;

(vi) if the Executive is or becomes prohibited by law from being a director; or

(vii) if the Executive voluntarily resigns as a director of the Company except at the request of the Company.

(b) If the Company has any grounds to believe it may have right to terminate the Appointment of the Executive pursuant to Sub-Clause (a) above, it shall be entitled (but without prejudice to its right subsequently to terminate the Appointment on the same or any other ground) to suspend the Executive on full pay during the period of any enquiry or investigation into the circumstances giving rise to such belief.

(c) Without prejudice to the rights of the Executive to remuneration and other benefits hereunder and to the rights of the Company hereunder including, without prejudice to the foregoing generality, Sub-Clause 9(b) and Clause 7, the Company shall have the right at any time after either party has given notice to the other of termination of this Agreement in accordance with the terms of Clause 2 hereof until such termination to require the Executive not to attend at any place of work and to exclude him from any premises of the Company (or any associated company in relation to which the Executive held a position of responsibility at any time during the twelve months immediately prior to the date on which notice is served pursuant to Clause 2(a). For so long as the Company exercises its rights under this Clause the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive and shall have the right to suspend him from the performance of any duties or obligations hereunder. The rights of the Company pursuant to this Sub-Clause 9(c) shall not be exercised for a period exceeding six months in aggregate. Without prejudice to the right of the Executive to remuneration and other benefits hereunder the Executive shall, at the request of the Company, resign without claim for compensation from any office of Director or otherwise held by him in the Company or in any associated company.

(d) In the event the Company terminates this Agreement for any reason set forth in Clause 9(a), the Executive shall not be entitled to receive any bonus (to the extent unpaid) that would otherwise have been payable to him.

10. PROVISIONS ON TERMINATION

(a) On the termination of the Appointment (which term, for the purposes of the Agreement as a whole, shall mean termination of the Appointment irrespective of the cause or manner, including, for the avoidance of doubt, by reason of a repudiatory breach of the Agreement by the Company) or any time thereafter the Executive shall without prejudice to the rights of the Executive to remuneration and other benefits hereunder at the request of the Company resign without claim for compensation from any office of Director or otherwise held by him in the Company or in any associated company and transfer without payment to the Company any shares held by the Executive as a nominee on behalf of the Company or any associated company.

(b) All drawings, designs, photographs, plans, models, blue-prints, reports, manuals, files, notes, accounts, documents or other material and all notes and memoranda of any trade secrets of the Company or of any associated company or any Confidential Information and Company records (including copies thereof) or keys and other property of or relation to the Company or its associated companies as shall have been made or received by the Executive during the course of his employment (whether heretofore or hereafter) are and shall be the property of the Company and shall, together with any company sponsored credit or charge cards, be surrendered by him to someone duly authorised by the Company upon the termination of the Appointment or the suspension of the Appointment in accordance with Sub-Clause 9(b) or at the request of the Board at any time during the course of his employment hereunder.

11. NON-COMPETITION

(a) In this Clause the expression “the Relevant Date” means the first to occur of:

(i) The date on which this Agreement shall lawfully determine; or

(ii) The date upon which the Executive is required no longer to perform executive duties pursuant to Sub-Clause 9(c).

(b) Since the Executive has obtained and is likely to obtain in the course of his employment with the Company and any associated company knowledge or trade secrets, designs, design improvements, know-how, techniques, methods, lists and other confidential information relating to the Company and any associated company and also to their respective customers he hereby agrees that in addition to the restrictions contained in Clause 7 of this Agreement he will be bound by the following restrictions namely:

(i) He will not during the currency of his employment and for the period of 12 months from the Relevant Date entice or solicit or endeavor to entice or solicit away from the Company (or any associated company in relation to which the Executive held a position of responsibility at any time during the 12 months immediately prior to the Relevant Date) or have business dealings with or accept business from any person, firm, company or organisation who or which is or has been a customer of the Company or such associated company as the case may be and with whom the Executive has dealt and which business is of the kind which is undertaken by the Company or such associated company and has been so undertaken by the Company or such associated company and has been so undertaken for or on behalf of that person, firm, company or organisation at any time during the 12 months immediately prior to the Relevant Date;

(ii) he will not, without the consent of the Company, during the currency of his employment and for the period of 12 months from the Relevant Date be directly or indirectly interested or concerned in any business carried on or about to be carried on by any person , firm, company or organisation in competition with the Company (or any associated company in which he held a position of responsibility at any time during the 12 months immediately prior to the Relevant Date) within the United Kingdom; provided always that this restriction shall not operate so as to prohibit any employment none of the duties of which relate or would relate to the sale of any goods or provisions of any services of a kind which the Executive shall during the course of his employment with the Company or such associated company have been involved in selling or providing in his capacity as an employee of the Company or any associated company;

(iii) he will not at any time whether before or after the Relevant Date interfere or seek to interfere with the supply to the Company (or to any associated company in which he has held a position of responsibility in the 12 months immediately prior to the Relevant Date) of any goods or services by any supplier who during the 12 months preceding such time shall have supplied goods or services to the Company or to any associated company nor will he interfere or seek to interfere with the continuance of such supply or the terms on which supply has during such period as aforesaid been made.

(c) Since he has obtained and is likely to obtain in the course of his employment with the Company the confidence of and influence over the employees of the Company and, in particular, both a knowledge of and the confidence of and influence over those employees of particular importance to the Company due to their key skills and responsible positions, and in recognition that the Company has an interest in preserving its connection with such key employees, the Executive hereby agrees that in the event of his Appointment being lawfully terminated he will not during the currency of his employment and for the period of 12 months from the Relevant Date directly or indirectly entice, solicit or endeavour to entice or solicit away from the Company or any associated company any person who was a director, or senior employee reporting direct to any executive director of the Company or any associated company at any time during the period of his Appointment and who was engaged in the area of business in which the Executive was engaged at any time during the period of his Appointment or with whom the Executive otherwise had a material degree of contact in the course of the Appointment.

(d) The restrictions set out in Sub-Clauses (b) and (c) above shall apply to any action taken by the Executive whether as agent, representative, principal, employee or consultant or as a director of any company.

(e) The Executive acknowledges and agrees that each of paragraphs (i) to (iii) of Sub-Clause (b) and Sub-Clause (c) of this Clause 11 constitutes an entirely separate and independent restriction on him and that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and its association companies.

12. AUTHORITY OF THE COMPANY

The Executive hereby irrevocably appoints the Company to be his authorised attorney to do all such things and to execute all such documents in his name and on his behalf as may be necessary to secure that the full benefit and advantage of the rights arising under Clause 8 and sub-Clauses 10(a) and (b) hereof are obtained by the Company (or where appropriate its nominee) and a letter signed by any Director or Secretary of the Company certifying that anything or any document has been done or executed within the authority hereby conferred shall be conclusive evidence of the same. The Company hereby undertakes to indemnify the Executive for all liabilities arising out of the unauthorised use of the power of attorney granted pursuant to this Clause.

13. DEFINITIONS

In this Agreement words and phrases defined in Section 736 of the Companies Act 1985 (as amended) shall bear the same meaning and the expression “Board” means the Directors of the Company present at a meeting of the Directors or of a Committee of the Directors duly convened and held; “Remuneration Committee” shall be comprised of the President and Chief Financial Officer of Gannett Co., Inc., either of whom shall have the authority to act on behalf of the Remuneration Committee; and the expression “associated company” means any company which from time to time is (i) a company having an ordinary share capital of which not less than 50 per cent is owned directly or indirectly by the Company or (ii) a holding company of the Company or any subsidiary of any such holding company and the provisions of Section 840 of the Income and Corporation Taxes Act 1988 shall apply in determining the question of control for any purpose.

14. NOTICES

Notices may be given by either party by first class prepaid recorded delivery letter or by facsimile transmission addressed to the other, or by delivery at (in the case of a notice to the Company) at its registered office for the time being and (in the case of a notice to the Executive) his last known address and in the case of a letter shall be deemed to have been given 48 hours after posting and in the case of facsimile transmission or delivery shall be deemed to have been at 9:00 a.m. on the business day following transmission or delivery as the case may be (provided that a copy of any facsimile transmission is posted to the recipient of the facsimile in the manner set out herein on or prior to the business day next following the date of the transmission).

15. EMPLOYMENT RIGHTS ACT

The information contained herein and in the Schedule hereto constitutes a written statement of the terms of the Executive’s employment in compliance with the provisions of the Employment Rights Act 1996.

16. ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties and is in substitution for all previous contracts, service agreements, arrangements, and understandings relating to the employment of the Executive (written or oral) between the Company or any associated company and the Executive which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement is deemed to have commenced. The Executive acknowledges that he has not entered into this Agreement in reliance on any warranty, representation or undertaking which is not contained in or specifically incorporated in this Agreement. The Executive acknowledges that he has no claim against the Company or any associated company (or against any of their respective assets) arising under or out of any such contract or arrangement other than for accrued salary.

17. PROPER LAW

This Agreement shall be governed by and construed in accordance with the Law of England and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF these presents are executed in the manner and on the date hereinafter appearing:

SIGNED on behalf of

NEWSQUEST MEDIA GROUP LIMITED

by

/s/Paul Davidson
Director

/s/Paul Hunter
Director

SIGNED and delivered as a DEED

by the said PAUL DAVIDSON

in the presence of:

/s/D.C. Lowe
Witness

Diane Christine Lowe
Full Name

Secretary
Occupation